UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2014, Nathan’s Famous, Inc., a Delaware corporation (the “Company”) and Mutual Securities, Inc. (“MSI”) amended (the “Amendment”) their agreement (the “Agreement”) pursuant to which MSI has been authorized on the Company’s behalf  to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”).  The Amendment provides that the Company may purchase shares of Common Stock having a value of up to an additional  six million dollars ($6,000,000) in excess of what has been previously purchased under the Agreement.  The Agreement and the Amendment were adopted under the safe harbor provided by Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended in order to assist the Company in implementing its previously announced stock purchase plans.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 9, 2014, Nathan’s  held its annual meeting of stockholders.  At the annual meeting, stockholders of the Company voted on the matters set forth below.  Each outstanding common share as of the record date was entitled to one vote on the proposals voted on at the meeting.

1.	The proposal to elect eight directors was approved based upon the following votes:

Name	For	Withheld	Broker Non-Votes
Robert J. Eide	3,085,189	60,783	885,329
Eric Gatoff	2,856,361	289,411	885,329
Brian S. Genson	3,095,232	50,740	885,329
Barry Leistner	3,095,832	50,140	885,329
Howard M. Lorber	2,722,875	423,097	885,329
Wayne Norbitz	2,826,426	319,546	885,329
A.F. Petrocelli	2,748,726	397,246	885,329
Charles Raich	2,670,453	475,519	885,329

2.	The proposal to ratify the appointment of Grant Thornton LLP as the Company’s auditors for fiscal 2015 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
3,997,450	6,493	33,358	0

3.
Non-binding advisory proposal on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation and accompanying narrative discussions in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders.

For	Against	Abstain	Broker Non-Votes
2,452,630	85,478	613,864	885,329

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1.	Amendment to 10b5-1 Issuer Repurchase Instructions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2014	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)